UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Intrepid Potash, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1001 17th Street, Suite 1050
Denver, Colorado 80202
June 30, 2020
Dear Stockholder:
We cordially invite you to attend a Special Meeting of Stockholders of Intrepid Potash, Inc. (the “Special Meeting”). The Special Meeting will be held on Tuesday, July 28, 2020, at 10:00 a.m., Mountain Time. The Special Meeting will be held entirely online live via audio webcast due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees, stockholders, and other stakeholders. You will be able to attend and participate in the Special Meeting online by visiting www.virtualshareholdermeeting.com/IPI2020SM, where you will be able to listen to the Special Meeting live, submit questions, and vote. We plan to resume holding in-person stockholder meetings starting in 2021.
On April 17, 2020, the Company received notice from the New York Stock Exchange (the “NYSE”) that it was no longer in compliance with Section 802.01C of the NYSE Listed Company Manual, which requires listed companies to maintain an average closing share price of at least $1.00 over a period of 30 consecutive trading days. We notified the NYSE of our intent to cure the average price deficiency within six months, including potentially by means of a reverse stock split. As of May 29, 2020, Intrepid’s common stock has since maintained an average closing share price of at least $1.00 over a period of 30 consecutive trading days. Accordingly, Intrepid has regained compliance with Section 802.01C of the NYSE Listed Company Manual. Nevertheless, we believe that being able to effect a reverse stock split is in the best interests of Intrepid Potash and our stockholders by allowing us more flexibility to, among other things, potentially improve the marketability and liquidity of our common stock and avoid the possibility of future non-compliance with the listing requirements of the NYSE, which will allow management to focus on executing our business strategy.
The proxy statement attached to this letter provides you with information about the proposed reverse stock split and related reduction in our authorized shares of common stock. Please read the entire proxy statement carefully. In the proxy statement, we refer to Intrepid Potash, Inc. as “Intrepid,” “the Company,” “we,” “our,” and “us.” You may obtain additional information about the Company from documents we file with the Securities and Exchange Commission.
Specifically, at the Special Meeting we will ask you to consider and vote: (1) to approve an amendment to our Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of our common stock at a reverse stock split ratio using a whole number ranging from one-for-three (1:3) to one-for-fifteen (1:15), inclusive, with the effectiveness of such amendment to be determined and announced by the Board of Directors prior to July 28, 2021 (the “Reverse Stock Split”); and (2) to approve an amendment to our Restated Certificate of Incorporation to effect, if and only if the Reverse Stock Split is both approved and implemented, a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption “Relationship Between Reverse Stock Split Ratio and the Authorized Shares Reduction” in the section of the accompanying proxy statement entitled “Proposal 2—One-for-Five Authorized Shares Reduction.”
You will find important information about the matters to be voted on at the Special Meeting in the accompanying Notice of Special Meeting of Stockholders and proxy statement.

Your vote is important. We hope you will attend the Special Meeting online. We encourage you to review the proxy materials and vote as soon as possible. You may vote on the internet or by phone as described in the attached proxy materials. You also may vote by mail by completing, signing, and dating the proxy card and returning it by mail in the enclosed self-addressed envelope. You will also be able to vote your shares electronically during the Special Meeting. Details about how to attend the Special Meeting online and how to submit questions and cast your votes are posted at www.virtualshareholdermeeting.com/IPI2020SM and can be found in this proxy statement in the section entitled “Questions and Answers about the Special Meeting and Voting—How can I attend and vote at the Special Meeting?”.
Very truly yours,

Robert P. Jornayvaz III Executive Chairman of the Board, President, and Chief Executive Officer

Intrepid Potash, Inc.
1001 17th Street, Suite 1050
Denver, Colorado 80202
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Special Meeting Date	Tuesday, July 28, 2020

Time	10:00 a.m., Mountain Time

Place	The Special Meeting will be held virtually via live webcast. You will be able to attend and listen to the Special Meeting online by visiting www.virtualshareholdermeeting.com/IPI2020SM.

Items of Business	(1)
Approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split, or the “Reverse Stock Split,” of our common stock at a ratio using a whole number ranging from one-for-three (1:3) to one-for-fifteen (1:15), with the exact ratio as may be determined and announced at a later date by our Board of Directors, no later than July 28, 2021, and which the Board may abandon in its discretion;

(2)
Approval of an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock to 80,000,000; and

(3)
Approval of an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock to 40,000,000; and

(4)
Approval of an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock to 26,666,667; and

(5) To transact any other business that properly comes before the Special Meeting and any adjournment or postponement of the Special Meeting.

The accompanying proxy statement provides more details about each of these proposals.

Record Date	Only holders of record of our common stock on June 22, 2020 are entitled to receive notice of, and to vote at, the Special Meeting and any postponement or adjournment of the Special Meeting.

Voting
Your vote is important. We encourage you to read the accompanying proxy materials and submit your vote as soon as possible. You can find information about how to cast your vote in the question-and-answer section of the accompanying proxy statement.

We expect to begin furnishing these proxy materials to stockholders on or about July 1, 2020. Stockholders will also have the ability to access the proxy materials at www.proxyvote.com. Regardless of whether you expect to attend the meeting virtually, please vote in advance of the meeting by using one of the methods described in the accompany proxy statement. If you virtually attend and vote at the meeting electronically, your vote at the meeting will replace any earlier vote you cast.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2020:
This notice and our proxy statement are available at
www.proxyvote.com.
By Order of the Board of Directors of Intrepid
Potash, Inc.,

Kyle R. Smith
Vice President, General Counsel and Secretary
Denver, Colorado
June 30, 2020

i

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Intrepid Potash, Inc.

1001 17th Street, Suite 1050

Denver, Colorado 80202

(303) 296-3006
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING
Why did I receive these proxy materials?
We are providing these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board”) of Intrepid Potash, Inc., a Delaware corporation, of proxies to be voted at a Special Meeting of Stockholders (the “Special Meeting”), and at any adjournment or postponement thereof. The holders of record of Intrepid common stock, par value $0.001 per share (“common stock”), as of the close of business on June 22, 2020, the record date for the Special Meeting (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof.
The Special Meeting will be held on Tuesday, July 28, 2020, at 10:00 a.m., Mountain Time, online at www.virtualshareholdermeeting.com/IPI2020SM. The Special Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/IPI2020SM and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on the Record Date. Only stockholders with a valid 16-digit control number will be able to attend the Special Meeting and vote, ask questions and access the list of stockholders as of the close of business on the Record Date.
We expect to begin furnishing these proxy materials to stockholders on or about July 1, 2020.
When we use the term “Intrepid,” “the Company,” “us,” “we,” or “our,” we mean Intrepid Potash, Inc. and its consolidated subsidiaries, unless the context otherwise requires.
What matters will be voted on at the Special Meeting?
On April 17, 2020, the Company received notice from the New York Stock Exchange (the “NYSE”) that it was no longer in compliance with Section 802.01C of the NYSE Listed Company Manual, which requires listed companies to maintain an average closing share price of at least $1.00 over a period of 30 consecutive trading days. We notified the NYSE of our intent to cure the average price deficiency within six months, including potentially by means of a reverse stock split. As of May 29, 2020, Intrepid’s common stock has since maintained an average closing share price of at least $1.00 over a period of 30 consecutive trading days. Accordingly, Intrepid has regained compliance with Section 802.01C of the NYSE Listed Company Manual. Nevertheless, our Board of Directors believes that being able to effect a reverse stock split is in the best interests of Intrepid Potash and our stockholders for the reasons set forth in this proxy statement, including, among other reasons, because the Board believe it will provide us flexibility to, among other things, potentially improve the marketability and liquidity of our common stock and increase the price per share of our common stock to avoid the possibility of future non-compliance with the listing requirements of the NYSE, which will allow management to focus on executing our business strategy. Accordingly, our Board of Directors has unanimously approved amendments to our Restated Certificate of Incorporation, subject to (among other things) stockholder approval. As such, we will ask stockholders to vote on the following matters at the Special Meeting:
(1)
Approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio using a whole number ranging from one-for-three (1:3) to one-for-fifteen (1:15), with the exact ratio as may be determined at a later date by our Board of Directors, which may abandon the amendment in its discretion before July 28, 2021 (“Proposal 1”); and

(2)
Approval of an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock to 80,000,000;

(3)
Approval of an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock to 40,000,000;

(4)
Approval of an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock to 26,666,667;

Proposal 1 is also referred to as the “Reverse Stock Split,” and Proposals 2, 3 and 4 are also referred to collectively as the “Authorized Shares Reduction.” The Reverse Stock Split would reduce the number of outstanding shares of our common stock, and, if Proposals 2, 3 and 4 are also approved by our stockholders, the Authorized Shares Reduction would reduce the total number of authorized shares of our common stock. The effectiveness of these amendments, or the abandonment of these amendments, will be determined by our Board of Directors following the Special Meeting and prior to July 28, 2021. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval.
Our stockholders are being asked to approve these proposed amendments for the Reverse Stock Split and the Authorized Shares Reduction, and to grant authorization to our Board of Directors to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio, and if (and only if) a Reverse Stock Split is implemented, to implement the Authorized Shares Reduction at one of the levels set forth in Proposals 2, 3 or 4 in correspondence to the Reverse Stock Split ratio selected by the Board, as detailed under the caption “Effects of Authorized Shares Reduction” in Proposal 2. The Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split. The Authorized Shares Reduction, if approved and implemented, would be implemented at a ratio of either 1-to-5, 1-to-10, or 1-to-15, whichever such ratio is closest to the ratio used in effecting the Reverse Stock Split as determined by the Board and which maintains as nearly as practicable the current proportion of number of authorized shares of our common stock relative to the number of shares of common stock issued and outstanding. However, if the Authorized Shares Reduction is not approved, there would be no Authorized Shares Reduction and the authorized number of shares of our common stock would remain unchanged even if a Reverse Stock Split is implemented, which would proportionately increase the number of authorized shares of our common stock relative to the number of shares of common stock issued and outstanding. Additionally, the Authorized Shares Reduction may enable us to reduce the amount of our annual franchise tax in the State of Delaware.
Should we receive the required stockholder approvals for both the Reverse Stock Split and Authorized Shares Reduction, our Board of Directors will have the sole authority to elect, at any time on or prior to July 28, 2021, and without the need for any further action on the part of our stockholders: (1) whether to effect a Reverse Stock Split, and (2) if so, the number of whole shares of our common stock, between and including three (3) and fifteen (15), that will be combined into one share of our common stock, with the resulting corresponding Authorized Shares Reduction as detailed under the captions “Effects of Reverse Stock Split” and “Effects of Authorized Shares Reduction” in Proposals 1 and 2, respectively.
The implementation of the Authorized Shares Reduction is expressly conditioned upon the approval by the stockholders and implementation of the Reverse Stock Split. Therefore, if the Reverse Stock Split is not approved by the stockholders and implemented, the Authorized Shares Reduction will not be implemented.

Further the Authorized Shares Reduction is expressly conditioned upon the approval by the stockholders of each of Proposals 2, 3 and 4 to provide the Board the ability to implement the Authorized Shares Reduction at the corresponding Reverse Stock Split ratio set forth in “Effects of Authorized Shares Reduction” in Proposal 2. The Reverse Stock Split is not conditioned in any way upon the approval by the stockholders of the Authorized Shares Reduction. If we receive the required stockholder approval for the Reverse Stock Split but do not receive the required stockholder approval for each of Proposals 2, 3 and 4, our Board of Directors will retain the ability to implement a Reverse Stock Split and, if so effected, the total number of authorized shares of our common stock would remain unchanged. If the Reverse Stock Split and each of Proposals 2, 3 and 4 are approved and the Board implements the Reverse Stock Split, it will also implement the Authorized Shares Reduction.
Notwithstanding approval of the Reverse Stock Split and Authorized Shares Reduction by our stockholders, our Board of Directors may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split and Authorized Shares Reduction. If our Board of Directors does not implement a Reverse Stock Split on or prior to July 28, 2021, the Authorized Shares Reduction will not be implemented and stockholder approval would again be required prior to implementing any Reverse Stock Split or Authorized Shares Reduction.
By approving the Reverse Stock Split and Authorized Shares Reduction, our stockholders will: (a) approve an amendment to our Restated Certificate of Incorporation pursuant to which (i) any whole number of outstanding shares of common stock between and including three (3) and fifteen (15) could be combined into one share of common stock and (ii) the total number of authorized shares of our common stock would be reduced as detailed in Proposals 2, 3 or 4; and (b) authorize our Board of Directors to abandon the amendments, as determined by the Board at its sole option.
Who can vote?
Stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. As of the Record Date, we had 132,951,858 shares of common stock issued and outstanding. Each share is entitled to one vote on each item voted on at the Special Meeting.
A list of stockholders entitled to vote at the Special Meeting will be available during the Special Meeting through the Special Meeting website for those stockholders who choose to attend.
To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, bank or other nominee to obtain your 16-digit control number or otherwise vote through the broker, bank or other nominee. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on the Record Date. Only stockholders with a valid 16-digit control number will be able to attend the Special Meeting and vote, ask questions and access the list of stockholders as of the close of business on the Record Date. The Special Meeting webcast will begin promptly at 10:00 a.m. Mountain Time. We encourage you to access the Special Meeting prior to the start time. Online check-in will begin at 9:45 a.m. Mountain Time, and you should allow ample time for the check-in procedures.
What is the difference between a stockholder of record and a beneficial holder?
Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare” or our “Transfer Agent”), you are the stockholder of record for those shares and are receiving proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us through one of the means detailed in this proxy statement or to vote online at the Special Meeting.
Beneficial Holder
If your shares are held in a stock brokerage account or by a bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial holder of those shares. Your broker, bank or other nominee is the stockholder of record and has forwarded proxy materials to you as beneficial holder. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Special Meeting unless you have the 16-digit control number giving you the right to vote the shares. If your shares are held in street name and you wish to vote at the meeting, please obtain instructions on how to vote at the meeting from your broker, bank, trustee or other nominee.
How do I vote?
Stockholder of Record
If you are a stockholder of record, you can submit your vote in any of the following ways:
INTERNET VIA COMPUTER: Via the Internet at www.proxyvote.com. You will need the 16-digit number included on your proxy card or voter instruction form.
TELEPHONE: Call toll-free (800) 690-6903 or the telephone number on your voter instruction form. You will need the 16-digit number included on your proxy card or voter instruction form.
MAIL: You may also vote by mail using the proxy card included with the proxy materials. Send your completed, dated and signed proxy card or voter instruction form using the enclosed postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
AT THE VIRTUAL MEETING: Finally, you can vote online at the Special Meeting by attending the Special Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/IPI2020SM.
IMPORTANT NOTE: The deadline to vote by telephone or Internet is 11:59 p.m. Eastern Time on July 27, 2020.
Beneficial Holder
If you are a beneficial holder, you can vote by mail, over the phone or on the internet prior to the Special Meeting by following the instructions you received from your broker, bank or other nominee. If you have not received this information from your broker, bank, or other nominee, please contact them as soon as possible to obtain voting instructions. You can vote online at the Special Meeting by attending the Special Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/IPI2020SM. If you are a beneficial owner who does not have a 16-digit control number, please contact your broker, bank or other nominee to obtain instructions for voting at and attending the Special Meeting. Typically you may gain access to the Special Meeting by logging into your brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Special Meeting.
If you do not give your broker, bank or other nominee instructions as to how to vote, under the rules of the NYSE, your broker, bank or other nominee may not vote your shares on any of the proposals without your instructions. Please be sure to return your voting instructions to your broker, bank or other nominee so that your vote is counted. The voting deadlines and availability of telephone and internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.
Multiple Holdings
If you hold shares both as a stockholder of record and as a beneficial holder, you must vote separately for each set of shares.
How can I attend and vote at the Special Meeting?
The Special Meeting will be held entirely online live via audio webcast due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees, stockholders and other stakeholders. Any stockholder can attend the Special Meeting live online at www.virtualshareholdermeeting.com/IPI2020SM. If you were a stockholder as of the Record Date and you have your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials, you can vote at the Special Meeting.

A summary of the information you need to attend the Special Meeting online is provided below:
•	To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
•
The Special Meeting webcast will begin promptly at 10:00 a.m. Mountain Time. We encourage you to access the Special Meeting prior to the start time. Online check-in will begin at 9:45 a.m. Mountain Time, and you should allow ample time for the check-in procedures.

•
The virtual Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Special Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Special Meeting.

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/IPI2020SM.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/IPI2020SM on the day of the Special Meeting.
•
Questions pertinent to Special Meeting matters will be answered during the Special Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Special Meeting matters and therefore will not be answered. Any questions pertinent to Special Meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at the “Investor Relations” section of our website at www.intrepidpotash.com. The questions and answers will be available as soon as practical after the Special Meeting and will remain available until one week after posting.

To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, bank or other nominee to obtain your 16-digit control number or otherwise vote through the broker, trustee, bank or other holder of record. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on the Record Date. Only stockholders with a valid 16-digit control number will be able to attend the Special Meeting and vote, ask questions and access the list of stockholders as of the close of business on the Record Date.
What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual Special Meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting website. If you encounter any difficulties accessing the virtual Special Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting login page.
Can I change or revoke my vote?
If you are a stockholder of record, you may change your vote at any time prior to the vote at the Special Meeting by taking any of the following actions:
•
submitting a new proxy with a later date using any of the available methods described above (and, in the case of a new proxy submitted by telephone or Internet, not later than the deadline of 11:59 p.m. Eastern Time on July 27, 2020);

•	providing a written revocation to our Secretary; or
•	voting online at the Special Meeting by following the instructions at www.virtualshareholdermeeting.com/IPI2020SM.

If you are a beneficial holder, you may change your vote by submitting new voting instructions to your broker, bank or other nominee following the instructions they provided to you. You may also vote online at the Special Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain your 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether you are a stockholder of record or a beneficial owner of shares held in street name, your attendance at the Special Meeting online will not, by itself, automatically revoke your proxy.
What is the quorum requirement for the Special Meeting?
A quorum of stockholders is necessary for any action to be taken at the Special Meeting (other than adjournment or postponement of the Special Meeting). A quorum exists if stockholders holding a majority of the issued and outstanding shares of our common stock are present at the Special Meeting in person, or by means of remote communication, or by proxy. If you submit a properly completed proxy, even if you abstain from voting, your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes (described below) also will be counted for purposes of determining the presence of a quorum if the broker, bank or other nominee uses its discretionary authority to vote on at least one routine matter under NYSE rules.
How will my shares be voted at the Special Meeting?
Your shares will be voted in accordance with your properly submitted instructions.
Stockholders of Record
If you are a stockholder of record and you submit a proxy but do not include voting instructions on a matter, your shares will be voted in favor of each of Proposals 1, 2, 3 and 4 in accordance with the recommendations of our Board. If any other matters are properly presented for a vote at the Special Meeting or any adjournment or postponement thereof, your shares will be voted in the discretion of the named proxies.
Beneficial Holders and Broker Non-Votes
If you are a beneficial holder and you do not provide voting instructions to your broker, bank or other nominee, that organization will determine if it has the discretionary authority to vote your shares on the particular matter. Under NYSE rules, these organizations have the discretion to vote your shares on routine matters. They do not have the discretion to vote your shares on non-routine matters, including the other proposals up for a vote. The unvoted shares are called “broker non-votes.” Shares that constitute broker non-votes are considered present for purposes of determining a quorum but are not considered entitled to vote or votes cast on the particular matter. However, each of Proposals 1, 2, 3 and 4 are routine matters to be presented at the Special Meeting on which brokers or other nominees may vote in their discretion on behalf of beneficial holders who have not provided voting instructions. Therefore, no broker non-votes are expected in connection with any of the Proposals.

What are the voting requirements for each matter?
Proposal		Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Vote
(1)	Reverse Stock Split	Majority of shares of common stock outstanding	Same as a vote AGAINST	Yes	None expected / not applicable

(2)	One-for-Five Authorized Shares Reduction	Majority of shares of common stock outstanding	Same as a vote AGAINST	Yes	None expected / not applicable

(3)	One-for-Ten Authorized Shares Reduction	Majority of shares of common stock outstanding	Same as a vote AGAINST	Yes	None expected / not applicable

(4)	One-for-Fifteen Authorized Shares Reduction	Majority of shares of common stock outstanding	Same as a vote AGAINST	Yes	None expected / not applicable
What are the recommendations of the Board?
Our Board recommends that you vote:
•	“FOR” the Reverse Stock Split (Proposal 1).
•	“FOR” the One-for-Five Authorized Shares Reduction (Proposal 2).
•	“FOR” the One-for-Ten Authorized Shares Reduction (Proposal 3).
•	“FOR” the One-for-Fifteen Authorized Shares Reduction (Proposal 4).
Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.
Who will pay the costs of soliciting votes for the Special Meeting?
We will pay all costs of soliciting proxies. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies. We expect to pay Alliance Advisors $8,500, plus reimbursement of reasonable expenses. The solicitation may be made personally or by mail, phone, email, or other electronic communication. In addition, our officers, directors, and employees, without additional compensation, may solicit proxies using any of these methods. We will send proxy materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries, and these organizations will then forward the materials to the beneficial holders of our shares. On request, we will reimburse these organizations for their reasonable expenses in forwarding these materials.
Why hold a virtual Special Meeting?
As part of our effort to maintain a safe and healthy environment for our directors, members of management, and stockholders who wish to attend the Special Meeting, in light of the public health impact of the coronavirus outbreak (COVID-19), we believe that hosting a virtual Special Meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. We plan to resume holding in-person stockholder meetings beginning in 2021.

How can I find the results of the voting after the Special Meeting?
We will announce preliminary voting results at the Special Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting.

PROPOSAL 1—REVERSE STOCK SPLIT
Our Board of Directors has adopted and is recommending that our stockholders approve an amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix A.
We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio using a whole number from within a range between and including one-for-three (1:3) and one-for-fifteen (1:15), rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement Reverse Stock Split.” We believe that enabling our Board of Directors to set the ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. If the Board decides to implement a Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective when it is filed with the Secretary of State of the State of Delaware, or such later date and time as is chosen by the Board and set forth in the Certificate of Amendment. Except as result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.
Reasons for Reverse Stock Split
To reduce the risk of future non-compliance and/or delisting on The New York Stock Exchange (NYSE). On April 17, 2020, we received notice from the NYSE that we were no longer in compliance with Section 802.01C of the NYSE Listed Company Manual, which requires listed companies to maintain an average closing share price of at least $1.00 over a period of 30 consecutive trading days. We notified the NYSE of our intent to cure the average price deficiency within six months, including potentially by means of a Reverse Stock Split. As of May 29, 2020, Intrepid’s common stock has since maintained an average closing share price of at least $1.00 over a period of 30 consecutive trading days. Accordingly, Intrepid has regained compliance with Section 802.01C of the NYSE Listed Company Manual. Nevertheless, the Board believes that effecting the Reverse Stock Split could be an effective means of ensuring continued compliance with the minimum $1.00 bid price requirement for continued listing of our common stock on the NYSE and minimize the risk of future delisting from the NYSE. Assuming stockholders have approved the Reverse Stock Split, we may implement the Reverse Stock Split, utilizing a ratio the Board of Directors believes will position us to ensure compliance with the NYSE stock price continued listing requirement or another highly visible, well regarded exchange. If, in the future, we again become non-compliant with the continued listing requirement, or if our stock price is considered “abnormally low” by the NYSE in the future, the NYSE may, pursuant to Section 802.01D of the NYSE Listed Company Manual, suspend trading of our common stock on the NYSE and commence delisting proceedings before we are able to implement the Reverse Stock Split.
While we intend to monitor the average closing price of our common stock and consider available options depending on the trading price of our common stock, no assurances can be made that we will in fact be able to continue to comply and that our common stock will continue to remain listed on the NYSE. If our common stock is delisted from the NYSE, such delisting could also negatively affect the market price of our common stock, reduce the number of investors willing to hold or acquire our common stock, limit our ability to issue additional securities or obtain additional financing in the future, affect our ability to provide equity awards to our employees, and might negatively impact our reputation and, as a consequence, our business. Moreover, the Board believes that some potential employees are less likely to work for Intrepid if we have a low stock price or are no longer listed on the NYSE, regardless of the size of our overall market capitalization.

To potentially improve the marketability and liquidity of our common stock. The Board believes that continued listing on the NYSE provides overall credibility to an investment in our common stock, given the stringent listing and disclosure requirements of the NYSE. In addition, our Board believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.
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Stock Price Requirements: For various reasons, including stock price volatility, many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. We believe the Reverse Stock Split could increase analyst and broker interest in our common stock by avoiding these internal policies and practices. Increasing visibility of our common stock among a larger pool of potential investors could result in higher trading volumes. These increases in visibility and liquidity could also help facilitate future financings.

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Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

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Access to Capital Markets: If our common stock is delisted from the NYSE, our ability to issue shares under our current registration statement could be limited, thereby preventing us from accessing the public equity markets.

To allow management to focus on executing our business strategy, including through the use of sufficient authorized capital. The Board believes that potentially improving the marketability and liquidity of our common stock and minimizing the possibility of future non-compliance with the listing requirements of the NYSE will allow management to focus on executing our business strategy, which includes the strategic management of sufficient authorized capital for business purposes. As a matter of Delaware law, the implementation of a Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if Proposals 1, 2, 3 and 4 are each approved by our stockholders and the Reverse Stock Split and Authorized Shares Reduction are implemented, the authorized number of shares of our common stock also would be reduced to the level corresponding to the applicable Reverse Stock Split ratio as detailed under the caption “Relationship Between Reverse Stock Split Ratio and the Authorized Shares Reduction” in the section entitled “Proposal 2—One-for-Five Authorized Shares Reduction.” The Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split. The Authorized Shares Reduction, if approved and implemented, would be implemented at a ratio of either 1-to-5, 1-to-10, or 1-to-15, whichever such ratio is closest to the ratio used in effecting the Reverse Stock Split as determined by the Board and which maintains as nearly as practicable the current proportion of number of authorized shares of our common stock relative to the number of shares of common stock issued and outstanding. For details regarding the exact number of authorized shares of our common stock that would correspond to each potential Reverse Stock Split ratio, see “Effects of Authorized Shares Reduction” under Proposal 2. However, if each of Proposals 2, 3 and 4 are not approved, there would be no Authorized Shares Reduction and the authorized number of shares of our common stock would remain unchanged even if a Reverse Stock Split is implemented, which would proportionately increase the number of authorized shares of our common stock relative to the number of shares of common stock issued and outstanding. In all events, our Board of Directors desires to have approximately at least as many shares of authorized common stock available on a proportional basis to provide flexibility to use our common stock for business and financial purposes. These purposes may include raising capital, repurchasing debt, providing equity awards to employees, officers, directors, consultants and/or advisors (including pursuant to our Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”), and expanding our business through the acquisition of other businesses and other purposes. At present, we do not have any plans, arrangements, understandings or commitments for the authorized but unissued shares of our common stock that will become available following the implementation of a Reverse Stock Split, other than to accommodate additional shares of our common stock (on a pre-Reverse Stock Split basis) to be authorized and reserved for future equity awards under our Equity Incentive Plan.

Accordingly, for these and other reasons discussed herein, we believe that being able to effect the Reverse Stock Split is in the best interests of Intrepid and our stockholders.
Criteria to be Used for Determining Whether to Implement Reverse Stock Split
In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of the Reverse Stock Split, our Board of Directors may consider, among other things, various factors, such as:
•	the historical trading price and trading volume of our common stock;
•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•	the continued listing requirements for our common stock on the NYSE or other applicable exchange;
•	the number of shares of common stock outstanding;
•	which Reverse Stock Split ratio would result in the least administrative cost to us;
•	prevailing general market and economic conditions; and
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whether and when our Board of Directors desires to have the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split (as reduced by the corresponding Authorized Shares Reduction if it is also approved) available to provide the flexibility to use our common stock for business and/or financial purposes, as well as to accommodate the shares of our common stock to be authorized and reserved for future equity awards under our Equity Incentive Plan.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will increase our stock price. We expect that a Reverse Stock Split will increase the market price of our common stock to a level that would attract more investors. However, the effect of a Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, causing a reduction in the value of Intrepid as measured by our market capitalization, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower-priced stocks. In addition, although we believe a Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional or other long-term investors. Even if we implement a Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If a Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. If, in the future, we again become non-compliant with the continued listing requirement, or if our stock price is considered “abnormally low” by the NYSE in the future, the NYSE may, pursuant to Section 802.01D of the NYSE Listed Company Manual, suspend trading of our common stock on the NYSE and commence delisting proceedings before we are able to implement the Reverse Stock Split.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

The potential effective proportional increase in the authorized number of shares of our common stock available for issuance as a result of the Reverse Stock Split could have anti-takeover implications. The implementation of a Reverse Stock Split could result in an effective proportional increase in the authorized number of shares of our common stock available for issuance, which could, under certain circumstances, have anti-takeover implications. The Authorized Shares Reduction, if approved and implemented, would be implemented at a ratio of either 1-to-5, 1-to-10, or 1-to-15, whichever such ratio is closest to the ratio used in effecting the Reverse Stock Split as determined by the Board and which maintains as nearly as practicable the current proportion of number of authorized shares of our common stock relative to the number of shares of common stock issued and outstanding. However, the ratio used for the Authorized Shares Reduction may not in all instances match exactly the ratio used for the Reverse Stock Split. Similarly, in the event the Authorized Shares Reduction is not approved and implemented, the implementation of the Reverse Stock Split would result in a proportional increase in the number of authorized shares of our common stock relative to the number of shares of common stock issued and outstanding. Additional shares of common stock that may become available for issuance if the Reverse Stock Split is approved and implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” that would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the Reverse Stock Split has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.
Effects of Reverse Stock Split
After the effective date (the “Effective Date”) of any Reverse Stock Split that our Board of Directors elects to implement, each stockholder will own a reduced number of shares of common stock. Any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Intrepid, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest after such Reverse Stock Split). The other principal effects of a Reverse Stock Split will be that:
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If the Board determines to proceed with the Reverse Stock Split, the Certificate of Amendment (in the form set forth in Appendix A to this proxy statement) will be filed with the Delaware Secretary of State and will include only that Reverse Stock Split ratio determined by the Board to be in the best interests of Intrepid and its stockholders. The Board will not implement any amendment providing for a different Reverse Stock Split ratio.

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Each three (3) to fifteen (15) shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board, and using whole numbers only), will be combined into one new share of our common stock.

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If the Authorized Shares Reduction is also approved by our stockholders, then, depending on the Reverse Stock Split ratio selected by the Board, the total number of authorized shares of our common stock will be reduced from 400,000,000 to a range of 80,000,000 to 26,666,667, as shown in the table below. Conversely, if the Authorized Shares Reduction is not approved by our stockholders, the total number of authorized shares of our common stock will remain at 400,000,000, resulting in an effective proportional increase in the authorized number of shares of our common stock available for issuance.

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We would also obtain a new CUSIP number for our common stock at the effective time of the Reverse Stock Split, which number is used to identify our securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures outlined below.

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The Reverse Stock Split, if any, will be effected simultaneously for all issued and outstanding shares of common stock (including any shares held in treasury) and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of common stock (including any shares held in treasury). The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Intrepid, except to the extent that the Reverse Stock Split results in the payment of cash to any stockholder in lieu of issuing a fractional share. After the Reverse Stock Split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect Intrepid continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
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Following the effectiveness of any Reverse Stock Split approved by the stockholders and implementation by the Board, current stockholders will hold fewer shares of common stock, with the number of shares dependent on the specific ratio of the Reverse Stock Split. For example, if the Board determines to proceed with a 1-for-10 Reverse Stock Split, a stockholder owning a “round-lot” of 100 shares of common stock prior to the Reverse Stock Split would hold 10 shares of common stock following the Reverse Stock Split. The higher the reverse ratio (1-for-10 being higher than 1-for-5, for example), the greater the reduction of related shares each existing stockholder will experience after the reverse stock split. Moreover, as a result of the Reverse Stock Split, some stockholders may own less than 100 shares of our common stock. A purchase or sale of less than 100 shares, known as an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of our common stock.

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Based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to all then-outstanding equity awards with respect to the number of shares of common stock subject to such award and the exercise price, purchase price or repurchase price of any such award, in each case to the extent applicable, and the number of shares of common stock then reserved for issuance under our Equity Incentive Plan will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The Board maintains the right to abandon all of the proposed amendments to our Restated Certificate of Incorporation if it determines, in its sole discretion, that we will be able to satisfy the listing requirements of the NYSE without implementing the Reverse Stock Split or if the proposed amendments to our Restated Certificate of Incorporation are otherwise no longer in the best interests of Intrepid and its stockholders.
Because the Reverse Stock Split, if effected, will decrease the number of outstanding shares of our common stock by the Reverse Stock Split ratio selected by the Board, the proposed amendments described in Proposals 1, 2, 3 and 4 could result in a relative increase in the number of authorized and unissued shares of our common stock. If the proposed amendments to our Restated Certificate of Incorporation are approved and a Certificate of Amendment is filed with the Delaware Secretary of State, all or any of the authorized and unissued shares of common stock may be issued in the future for any corporate purposes and any consideration as the Board deems advisable from time to time, without further action by our stockholders and without first offering those shares to our current stockholders. When and if additional shares of common stock are issued, these shares would have the same voting and other rights and privileges as our currently issued and outstanding shares of common stock, including the right to cast one vote per share. Except pursuant to our Equity Incentive Plan, we presently have no plan, commitment, arrangement, understanding, or agreement regarding the issuance of common stock. However, we regularly consider our capital requirements and growth opportunities and may conduct equity offerings in the future.
Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued common stock, the future issuance of additional shares of common stock may reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, a future increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the common stock. If these factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.
The following table contains approximate information, based on share information as of June 22, 2020, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares), and information regarding our authorized shares assuming that the Authorized Shares Reduction is approved and implemented:
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	400,000,000	132,951,858	7,637,760	259,410,382
Post-Reverse Stock Split 1:3	80,000,000	44,317,286	2,545,920	86,470,127
Post-Reverse Stock Split 1:4	80,000,000	33,237,965	1,909,440	64,852,596
Post-Reverse Stock Split 1:5	80,000,000	26,590,371	1,527,552	51,882,077
Post-Reverse Stock Split 1:6	80,000,000	22,158,643	1,272,960	43,235,063
Post-Reverse Stock Split 1:7	80,000,000	18,993,123	1,091,108	37,058,627
Post-Reverse Stock Split 1:8	40,000,000	16,618,982	954,720	32,426,298
Post-Reverse Stock Split 1:9	40,000,000	14,772,429	848,640	28,823,376
Post-Reverse Stock Split 1:10	40,000,000	13,295,185	763,776	25,941,039
Post-Reverse Stock Split 1:11	40,000,000	12,086,533	694,341	23,582,763
Post-Reverse Stock Split 1:12	40,000,000	11,079,321	636,480	21,617,532
Post-Reverse Stock Split 1:13	26,666,667	10,227,066	587,520	19,954,644
Post-Reverse Stock Split 1:14	26,666,667	9,496,561	545,554	18,529,313
Post-Reverse Stock Split 1:15	26,666,667	8,863,457	509,184	17,294,025
*	The shares presented are an estimate as we do not know the number of fractional shares that will result following the Reverse Stock Split.
The following table contains approximate information, based on share information as of June 22, 2020, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios assuming that the Authorized Shares Reduction is not approved (without giving effect to the treatment of fractional shares):
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	400,000,000	132,951,858	7,637,760	259,410,382
Post-Reverse Stock Split 1:3	400,000,000	44,317,286	2,545,920	353,136,794
Post-Reverse Stock Split 1:4	400,000,000	33,237,965	1,909,440	364,852,596
Post-Reverse Stock Split 1:5	400,000,000	26,590,371	1,527,552	371,882,077
Post-Reverse Stock Split 1:6	400,000,000	22,158,643	1,272,960	376,568,397
Post-Reverse Stock Split 1:7	400,000,000	18,993,123	1,091,108	379,915,770
Post-Reverse Stock Split 1:8	400,000,000	16,618,982	954,720	382,426,298
Post-Reverse Stock Split 1:9	400,000,000	14,772,429	848,640	384,378,932
Post-Reverse Stock Split 1:10	400,000,000	13,295,185	763,776	385,941,039
Post-Reverse Stock Split 1:11	400,000,000	12,086,533	694,341	387,219,127
Post-Reverse Stock Split 1:12	400,000,000	11,079,321	636,480	388,284,199
Post-Reverse Stock Split 1:13	400,000,000	10,227,066	587,520	389,185,414
Post-Reverse Stock Split 1:14	400,000,000	9,496,561	545,554	389,957,885
Post-Reverse Stock Split 1:15	400,000,000	8,863,457	509,184	390,627,359
*	The shares presented are an estimate as we do not know the number of fractional shares that will result following the Reverse Stock Split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable
If the proposed amendments to our Restated Certificate of Incorporation are approved by stockholders, and if at that time or at any time through July 28, 2021, the Board still believes that a Reverse Stock Split is in the best interests of Intrepid and its stockholders, the Board will determine the ratio, within the range approved by stockholders, of the Reverse Stock Split to be implemented. The Reverse Stock Split will become effective at the time of filing of the Certificate of Amendment with the Delaware Secretary of State or such other time as set forth in the Certificate of Amendment (the “Effective Time”). At the Effective Time, shares of common stock issued and outstanding immediately prior to the Effective Time will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the Reverse Stock Split ratio contained in the Certificate of Amendment.
As soon as practicable after the Effective Time, stockholders of record will be notified by Computershare as our Transfer Agent that the Reverse Stock Split has been effected. If you hold shares of common stock in book-entry form, you will not need to take any action to receive post-Reverse Stock Split shares of our common stock. As soon as practicable after the Effective Time, our Transfer Agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of common stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).
Some stockholders may hold their shares of common stock in certificate form. Our Transfer Agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-Reverse Stock Split shares in certificate form, you will receive a transmittal letter from our Transfer Agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-Reverse Stock Split shares of our common stock for a statement of ownership. When you submit your certificate or certificates representing the pre-Reverse Stock Split shares of our common stock, your post-Reverse Stock Split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-Reverse Stock Split shares you own, you will receive a statement indicating the number of post-Reverse Stock Split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a certificate representing your post-Reverse Stock Split ownership interest.
Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so.
Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.
Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee) in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians, or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.
Fractional Shares
No scrip or fractional shares will be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share. Instead, each stockholder will be entitled to receive a cash payment from our Transfer Agent (without interest and subject to any applicable withholding taxes) in lieu of such fractional shares. Our Transfer Agent will aggregate all fractional shares following the Reverse Stock Split and sell them into the market in an orderly manner and time so as not to significantly depress the market price for our common stock. The total amount of cash that will be paid to holders of fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions and other expenses) attributable to such sales. Holders of fractional shares as a result of the Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they would otherwise be owed. Stockholders would not be entitled to receive interest for their fractional shares. The Company will not receive any proceeds from such sales.
In the event the Reverse Stock Split is effected, then-current stockholders would have no further interest in Intrepid with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend, or other rights in respect of their fractional share except to receive the cash payment as described above. The cash payments would reduce the number of post-Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre-Reverse Stock Split shares within the Reverse Stock Split ratio that is determined by us as described above. Reducing the number of post-Reverse Stock Split stockholders, however, is not the purpose of this proposal.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for the appropriate jurisdiction. Thereafter, stockholders otherwise entitled to receive those funds may have to seek to obtain them directly from the state to which they were paid.
Effect on Outstanding Equity Awards
Under our Equity Incentive Plan, we have issued equity awards, including stock options to purchase shares of our common stock, restricted shares of our common stock, and performance units that may be settled, if at all, in shares of our common stock. As of June 22, 2020, we had outstanding under our Equity Incentive Plan equity awards representing a maximum of 6,316,879 shares of our common stock. If the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time, based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to all then-outstanding equity awards with respect to the number of shares of common stock subject to such award and the exercise price, purchase price or repurchase price of any such award, in each case to the extent applicable, subject to the terms of such awards. The number of shares of common stock then reserved for issuance under our Equity Incentive Plan will also be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board. Our Board and the Compensation Committee of the Board has also authorized Intrepid to effect any other changes necessary, desirable, or appropriate to give effect to the Reverse Stock Split.
Exchange Act Matters
Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split, if implemented, will not affect the registration of our common stock under the Exchange Act or our reporting or other requirements thereunder. The CUSIP number for our common stock will change in connection with the Reverse Stock Split and will be reflected on new certificates issued by Computershare as our Transfer Agent and in electronic entry systems.
Accounting Matters
The Reverse Stock Split, if effected, will not affect the par value of our common stock, which will remain unchanged at the Effective Time of the split. As a result, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the Reverse Stock Split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated in our consolidated financial statements to reflect the Reverse Stock Split. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.
No Appraisal Rights
Under the Delaware General Corporation Law, stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any appraisal rights.

No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Interests of Certain Persons in the Proposal
Our officers and directors have an interest in Proposals 1, 2, 3 and 4 as a result of their ownership of shares of our common stock. However, we do not believe that our officers or directors have interests in Proposals 1, 2, 3 and 4 that are different from or greater than those of any of our other stockholders.
Anti-takeover Effects of Proposed Amendment
Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendment to our Restated Certificate of Incorporation discussed in this Proposal 1, that may be used as an anti-takeover mechanism. The Authorized Shares Reduction, if approved and implemented, would be implemented at a ratio of either 1-to-5, 1-to-10, or 1-to-15, whichever such ratio is closest to the ratio used in effecting the Reverse Stock Split as determined by the Board and which maintains as nearly as practicable the current proportion of number of authorized shares of our common stock relative to the number of shares of common stock issued and outstanding. However, the ratio used for the Authorized Shares Reduction may not in all instances match exactly the ratio used for the Reverse Stock Split. Similarly, in the event the Authorized Shares Reduction is not approved and implemented, the implementation of the Reverse Stock Split would result in a proportional increase in the number of authorized shares of our common stock relative to the number of shares of common stock issued and outstanding. Because the proposed amendment to our Restated Certificate of Incorporation described in this Proposal 1 could result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the number of outstanding shares of our common stock after the Reverse Stock Split, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. A relative increase in the number of our authorized shares could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of Intrepid by tender offer or other means. The issuance of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares entitled to vote, increase the number of votes required to approve a change of control of the company, and dilute the interest of a party attempting to obtain control of Intrepid. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of Intrepid, such as the realization of a premium over the market price that the attempt could cause. Moreover, the issuance of common stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if the change were favorable to stockholders generally.
In the event of a Reverse Stock Split where the Authorized Shares Reduction described in Proposals 2, 3 and 4 is either not approved and implemented or is implemented at a ratio that results in a relative increase in the number of authorized but unissued shares of our common stock, we have no present intent to use the relative increase in the number of authorized but unissued shares of our common stock for anti-takeover purposes, and the proposed amendments are not part of a plan by the Board to adopt a series of anti-takeover provisions; however, if Proposal 1 is approved by the stockholders and implemented but Proposal 2 is either not approved and implemented or is implemented at a ratio that results in a relative increase in the number of authorized but unissued shares of our common stock, then a greater number of shares of our common stock would be available for this purpose than is currently available. We are not aware of any pending or threatened efforts to obtain control of Intrepid, and the Board has no present intent to authorize the issuance of additional shares of common stock to discourage these efforts if they were to arise.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion summarizes certain U.S. federal income tax consequences of the proposed Reverse Stock Split to holders of our common stock, but does not purport to be a complete analysis of all the possible U.S. federal income tax consequences and is included for general information only. The effects of other U.S. federal tax laws on the proposed Reverse Stock Split, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based upon the provisions of the Internal

Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, and judicial authority and administrative interpretations, all as of the date of this proxy statement, and all of which are subject to change or are subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We cannot assure holders that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described in this proxy statement, and we have not obtained, nor do we intend to obtain a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of the Reverse Stock Split of our common stock.
This discussion is limited to holders who, if the Reverse Stock Split is effected, hold pre-Reverse Stock Split shares of our common stock and will hold post-Reverse Stock Split shares of common stock as “capital assets” (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations that may be relevant to a holder’s particular circumstances, including the impact of the Medicare tax on net investment income. In addition, this discussion does not address consequences relevant to certain categories of investors that may be subject to special rules, including, but not limited to the following:
•	banks, insurance companies or other financial institutions
•	tax-exempt or governmental organizations
•	pension or other employee benefit plans
•	brokers, dealers or traders in securities
•	corporations that accumulate earnings to avoid U.S. federal income tax
•	persons subject to the alternative minimum tax
•	U.S. persons whose functional currency is not the U.S. dollar
•	former U.S. citizens or long-term residents of the United States
•	real estate investment trusts (REITs) or regulated investment companies (RICs)
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein)
•
persons that hold pre-Reverse Stock Split shares of our common stock or will hold post-Reverse Stock Split shares of our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-Reverse Stock Split shares of our common stock or will hold post-Reverse Stock Split shares of our common stock, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partners in partnerships holding our common stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the Reverse Stock Split.
Each holder of our common stock is urged to consult its own tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.
U.S. Holders
For purposes of this discussion, “U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as one of the following:
•	an individual citizen or resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

The proposed Reverse Stock Split should be treated as a “recapitalization” for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of a fractional share, a U.S. Holder should generally not recognize gain or loss upon the receipt of a reduced number of shares of our common stock as a result of the Reverse Stock Split. The U.S. Holder's aggregate tax basis in the post-Reverse Stock Split shares of common stock should equal the aggregate tax basis of the shares of common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and such U.S. Holder's holding period in the post-Reverse Stock Split shares of common stock should include the holding period for the shares of common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares surrendered to the shares received pursuant to the Reverse Stock Split. A U.S. Holder that holds shares of common stock with differing bases or holding periods should consult its tax advisor with regard to identifying the bases or holding periods of the particular shares of common stock received in the Reverse Stock Split.
A U.S. Holder that receives cash in lieu of a fractional share of common stock will generally be treated as if such U.S. Holder received the fractional share in the Reverse Stock Split and then received the cash in redemption of the fractional share. The deemed redemption generally will result in capital gain or loss equal to the difference between the amount of cash received and the portion of the U.S. Holder's tax basis in its common stock that is allocable to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder's holding period in its common stock surrendered exceeded one year at the effective time of the Reverse Stock Split. The deductibility of capital losses is subject to limitations. In certain circumstances, it is possible that the cash received in lieu of a fractional share could be characterized as a dividend rather than as capital gain.
U.S. Information Reporting and Backup Withholding Tax. U.S. Holders may be subject to information reporting with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split, unless such U.S. Holder can establish an exemption. U.S. Holders may be subject to backup withholding at the applicable rate on the payment of cash if they fail to provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against a U.S. Holder's U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is an individual, corporation, estate or trust that is not a U.S. Holder.
Subject to the discussion in the next paragraph, a Non-U.S. Holder that receives solely a reduced number of shares of our common stock as a result of the Reverse Stock Split generally should not recognize any gain or loss. A Non-U.S. Holder that receives cash in lieu of a fractional share pursuant to the Reverse Stock Split should not be subject to U.S. federal income tax on any gain recognized on the deemed redemption of such fractional share unless:
•
the gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

•
with respect to a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year the Reverse Stock Split occurs and certain other conditions are met; or

•	our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Generally, a U.S. corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are a USRPHC and that our common stock should be treated as regularly traded on an established securities market (within the meaning of applicable Treasury regulations). Assuming our common stock is treated as regularly traded on an established securities market, only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the Reverse Stock Split or the non-U.S. holder's holding period for the common stock, more than 5% of our common stock (a “5% stockholder”) will be taxable, with respect to the third bullet point above, on gain recognized on the receipt of cash in lieu of a fractional share. In addition, a Non-U.S. Holder that is a 5% stockholder will be required to satisfy certain IRS filing requirements in order to avoid recognizing taxable gain, if any, on the receipt of a reduced number of shares of our common stock pursuant to the Reverse Stock Split, notwithstanding the treatment of the Reverse Stock Split as a recapitalization.
Non-U.S. Holders that may be treated as 5% stockholders are strongly encouraged to consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split, how to satisfy the applicable IRS filing requirements and the consequences to them of failing to satisfy those filing requirements.
U.S. Information Reporting and Backup Withholding Tax. In general, information reporting and backup withholding will not apply to the payment of cash in lieu of a fractional share of our common stock to a Non-U.S. Holder pursuant to the Reverse Stock Split if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder (generally on IRS Form W-8BEN or IRS Form W-8BEN-E) and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.
Recommendation of our Board
Our Board recommends a vote “FOR” Proposal 1. Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

PROPOSAL 2—ONE-FOR-FIVE AUTHORIZED SHARES REDUCTION
This Proposal 2 asks stockholders to approve an amendment to our Restated Certificate of Incorporation to effect an Authorized Shares Reduction at a ratio of 1-to-5, resulting in a reduction in the total number of authorized shares of our common stock to 80,000,000.
Our Board of Directors also has adopted and is recommending that our stockholders approve an amendment to our Restated Certificate of Incorporation to effect an Authorized Shares Reduction, with the specific number of authorized shares to be reduced to the level corresponding to the applicable Reverse Stock Split ratio as detailed under the caption “Relationship Between Reverse Stock Split Ratio and the Authorized Shares Reduction.” The Authorized Shares Reduction, if approved and implemented, would be implemented at a ratio of either 1-to-5, 1-to-10, or 1-to-15, whichever such ratio is closest to the ratio used in effecting the Reverse Stock Split as determined by the Board and which maintains as nearly as practicable the current proportion of number of authorized shares of our common stock relative to the number of shares of common stock issued and outstanding. The text of the proposed Certificate of Amendment to our Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached as Appendix A.
The implementation of the Authorized Shares Reduction is expressly conditioned upon the approval by the stockholders and implementation of the Reverse Stock Split. Accordingly, if we do not receive the required stockholder approval for the Reverse Stock Split, or it is not otherwise implemented on or prior to July 28, 2021, we will not implement the Authorized Shares Reduction. The Reverse Stock Split is not conditioned in any way upon the approval by the stockholders of the Authorized Shares Reduction. If we receive the required stockholder approval for the Reverse Stock Split but do not receive the required stockholder approval for the Authorized Shares Reduction, our Board of Directors will nonetheless retain the ability to implement a Reverse Stock Split, and, if so effected, the total number of authorized shares of our common stock would remain unchanged.
Reasons for the Authorized Shares Reduction; Certain Risks
As a matter of Delaware law, the implementation of a Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if Proposals 1, 2, 3 and 4 are each approved by our stockholders and the Reverse Stock Split and Authorized Shares Reduction are implemented, the authorized number of shares of our common stock also would be reduced to the level corresponding to the applicable Reverse Stock Split ratio as detailed under the caption “Relationship Between Reverse Stock Split Ratio and the Authorized Shares Reduction” in this Proposal 2. The Authorized Shares Reduction, if approved and implemented, would be implemented at a ratio of either 1-to-5, 1-to-10, or 1-to-15, whichever such ratio is closest to the ratio used in effecting the Reverse Stock Split as determined by the Board and which maintains as nearly as practicable the current proportion of number of authorized shares of our common stock relative to the number of shares of common stock issued and outstanding. For details regarding the exact number of authorized shares of our common stock that would correspond to each potential Reverse Stock Split ratio, see “Effects of Authorized Shares Reduction” under this Proposal 2. However, if each of Proposals 2, 3 and 4 are not approved, there would be no Authorized Shares Reduction and the authorized number of shares of our common stock would remain unchanged even if a Reverse Stock Split is implemented, which would proportionately increase the number of authorized shares of our common stock relative to the number of shares of common stock issued and outstanding.
As described in more detail under “Reasons for Reverse Stock Split” in Proposal 1, our Board of Directors desires to have a sufficient number of unissued and unreserved authorized shares of common stock following the implementation of a Reverse Stock Split to provide us with flexibility with respect to our authorized capital sufficient to execute our business strategy, including to have sufficient authorized capital available to accommodate any authorized shares available to accommodate any efforts to raise capital to fund our operations for the foreseeable future, as well as to repurchase debt, to provide equity incentives to employees, officers, directors, consultants and/or advisors (including maintaining adequate share reserves under our Equity Incentive Plan or any other long-term equity incentive plans), and to potentially expand our business through the acquisition of other businesses and other purposes. At the same time, the corresponding Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split.

If the Reverse Stock Split is approved but the Authorized Shares Reduction is not approved, the authorized number of shares of our common stock would not be reduced at all even if a Reverse Stock Split is implemented. Similarly, the ratio used for the Authorized Shares Reduction may not in all instances match exactly the ratio used for the Reverse Stock Split, which may result in a relative increase in the number of authorized but unissued shares of our common stock. In these scenarios, the implementation of a Reverse Stock Split and the resulting effective proportional increase in the number of authorized shares of our common stock available for issuance, could, under certain circumstances, have anti-takeover implications, as described in more detail under “Certain Risks and Potential Disadvantages Associated with Reverse Stock Split” and “Anti-takeover Effects of Proposed Amendment” in Proposal 1. Although we are not proposing a Reverse Stock Split as a result of any threat of a hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that if the Reverse Stock Split is approved but the Authorized Shares Reduction is not approved, the anti-takeover implications associated with any Reverse Stock Split may be enhanced due to the additional number of shares of common stock that could be used by us to deter or prevent changes in control.
Additionally, the Authorized Shares Reduction may enable us to reduce the amount of our annual franchise tax in the State of Delaware. Each year, we are required to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Accordingly, by reducing the number of authorized shares of stock, we may be able to reduce the amount of the franchise tax for which we will be liable.
For the above reasons, our Board of Directors believes that the Authorized Shares Reduction is in the best interests of Intrepid and our stockholders and strikes the appropriate balance in the event a Reverse Stock Split is implemented. Our Board of Directors reserves its right to elect not to proceed with the Authorized Shares Reduction if it determines, in its sole discretion, following stockholder approval, that this proposal is no longer in the best interests of the Company or its stockholders.
Effects of Authorized Shares Reduction
The principal effect of the Authorized Shares Reduction will be that the number of authorized shares of our common stock will be reduced from 400,000,000 to a range of 80,000,000 to 26,666,667, depending on the exact Reverse Stock Split ratio selected by the Board, if and when a Reverse Stock Split is implemented. The Authorized Shares Reduction would not have any effect on the rights of existing stockholders, and the par value of the common stock would remain unchanged at $0.001 per share. The table below shows how the Reverse Stock Split ratio selected by the Board will determine the corresponding Authorized Shares Reduction if it is approved and a Reverse Stock Split is implemented:
Relationship Between Reverse Stock Split Ratio and the Authorized Shares Reduction
Reverse Stock Split Ratio	Number of Shares of Common Stock Authorized
None (current)	400,000,000
Post-Reverse Stock Split 1:3	80,000,000
Post-Reverse Stock Split 1:4	80,000,000
Post-Reverse Stock Split 1:5	80,000,000
Post-Reverse Stock Split 1:6	80,000,000
Post-Reverse Stock Split 1:7	80,000,000
Post-Reverse Stock Split 1:8	40,000,000
Post-Reverse Stock Split 1:9	40,000,000
Post-Reverse Stock Split 1:10	40,000,000
Post-Reverse Stock Split 1:11	40,000,000
Post-Reverse Stock Split 1:12	40,000,000
Post-Reverse Stock Split 1:13	26,666,667
Post-Reverse Stock Split 1:14	26,666,667
Post-Reverse Stock Split 1:15	26,666,667

If the Authorized Shares Reduction is not approved, but the Reverse Stock Split is approved and implemented, the authorized number of shares of our common stock would remain unchanged at 400,000,000 following the Reverse Stock Split. For additional information regarding the effects of a Reverse Stock Split, see “Effects of Reverse Stock Split” in Proposal 1.
Effective Date of the Proposal; Conditionality
The proposed Reverse Stock Split and Authorized Shares Reduction, if approved and implemented, would become effective on the Effective Date at the time set forth in the Certificate of Amendment filed the office of the Secretary of State of the State of Delaware. Our Board of Directors will proceed with the Authorized Shares Reduction only if and when a Reverse Stock Split is implemented. Accordingly, should we not receive the required stockholder approval for the Reverse Stock Split or it is not otherwise implemented on or prior to July 28, 2021, we will not implement the Authorized Shares Reduction even if it is approved. In this regard, the implementation of the Authorized Shares Reduction is expressly conditioned upon the approval by the stockholders and implementation of the Reverse Stock Split. The Reverse Stock Split is not conditioned in any way upon the approval by the stockholders of the Authorized Shares Reduction. If we receive the required stockholder approval for the Reverse Stock Split but do not receive the required stockholder approval for the Authorized Shares Reduction, our Board of Directors will retain the option to implement a Reverse Stock Split and if so effected, the total number of authorized shares of our common stock would remain unchanged.
Recommendation of our Board
Our Board recommends a vote “FOR” Proposal 2. Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

PROPOSAL 3—ONE-FOR-TEN AUTHORIZED SHARES REDUCTION
This Proposal 3 asks stockholders to approve an amendment to our Restated Certificate of Incorporation to effect an Authorized Shares Reduction at a ratio of 1-to-10, resulting in a reduction in the total number of authorized shares of our common stock to 40,000,000.
Our Board of Directors also has adopted and is recommending that our stockholders approve an amendment to our Restated Certificate of Incorporation to effect an Authorized Shares Reduction, with the specific number of authorized shares to be reduced to the level corresponding to the applicable Reverse Stock Split ratio as detailed under the caption “Relationship Between Reverse Stock Split Ratio and the Authorized Shares Reduction” under Proposal 2. The Authorized Shares Reduction, if approved and implemented, would be implemented at a ratio of either 1-to-5, 1-to-10, or 1-to-15, whichever such ratio is closest to the ratio used in effecting the Reverse Stock Split as determined by the Board and which maintains as nearly as practicable the current proportion of number of authorized shares of our common stock relative to the number of shares of common stock issued and outstanding. The text of the proposed Certificate of Amendment to our Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached as Appendix A.
The implementation of the Authorized Shares Reduction is expressly conditioned upon the approval by the stockholders and implementation of the Reverse Stock Split. Accordingly, if we do not receive the required stockholder approval for the Reverse Stock Split, or it is not otherwise implemented on or prior to July 28, 2021, we will not implement the Authorized Shares Reduction. The Reverse Stock Split is not conditioned in any way upon the approval by the stockholders of the Authorized Shares Reduction. If we receive the required stockholder approval for the Reverse Stock Split but do not receive the required stockholder approval for the Authorized Shares Reduction, our Board of Directors will nonetheless retain the ability to implement a Reverse Stock Split, and, if so effected, the total number of authorized shares of our common stock would remain unchanged. For details regarding the exact number of authorized shares of our common stock that would correspond to each potential Reverse Stock Split ratio, see “Effects of Authorized Shares Reduction” under Proposal 2.
For additional information regarding the Board’s reasons for the Authorized Shares Reduction, related risks, the effects of the Authorized Shares Reduction, the relationship between the Reverse Stock Split and the Authorized Shares Reduction and other matters related to the Authorized Shares Reduction, please see the information set forth under Proposal 2, which is incorporated herein by reference.
Recommendation of our Board
Our Board recommends a vote “FOR” Proposal 3. Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

PROPOSAL 4—ONE-FOR-FIFTEEN AUTHORIZED SHARES REDUCTION
This Proposal 4 asks stockholders to approve an amendment to our Restated Certificate of Incorporation to effect an Authorized Shares Reduction at a ratio of 1-to-15, resulting in a reduction in the total number of authorized shares of our common stock to 26,666,667.
Our Board of Directors also has adopted and is recommending that our stockholders approve an amendment to our Restated Certificate of Incorporation to effect an Authorized Shares Reduction, with the specific number of authorized shares to be reduced to the level corresponding to the applicable Reverse Stock Split ratio as detailed under the caption “Relationship Between Reverse Stock Split Ratio and the Authorized Shares Reduction” under Proposal 2. The Authorized Shares Reduction, if approved and implemented, would be implemented at a ratio of either 1-to-5, 1-to-10, or 1-to-15, whichever such ratio is closest to the ratio used in effecting the Reverse Stock Split as determined by the Board and which maintains as nearly as practicable the current proportion of number of authorized shares of our common stock relative to the number of shares of common stock issued and outstanding. The text of the proposed Certificate of Amendment to our Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached as Appendix A.
The implementation of the Authorized Shares Reduction is expressly conditioned upon the approval by the stockholders and implementation of the Reverse Stock Split. Accordingly, if we do not receive the required stockholder approval for the Reverse Stock Split, or it is not otherwise implemented on or prior to July 28, 2021, we will not implement the Authorized Shares Reduction. The Reverse Stock Split is not conditioned in any way upon the approval by the stockholders of the Authorized Shares Reduction. If we receive the required stockholder approval for the Reverse Stock Split but do not receive the required stockholder approval for the Authorized Shares Reduction, our Board of Directors will nonetheless retain the ability to implement a Reverse Stock Split, and, if so effected, the total number of authorized shares of our common stock would remain unchanged. For details regarding the exact number of authorized shares of our common stock that would correspond to each potential Reverse Stock Split ratio, see “Effects of Authorized Shares Reduction” under Proposal 2.
For additional information regarding the Board’s reasons for the Authorized Shares Reduction, related risks, the effects of the Authorized Shares Reduction, the relationship between the Reverse Stock Split and the Authorized Shares Reduction and other matters related to the Authorized Shares Reduction, please see the information set forth under Proposal 2, which is incorporated herein by reference.
Recommendation of our Board
Our Board recommends a vote “FOR” Proposal 4. Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth information regarding the beneficial ownership of our common stock as of June 22, 2020, by the following persons:
•	each person or group who is known by us to own beneficially more than 5% of our common stock;
•	each member of our Board and each executive officer named in the Summary Compensation Table above; and
•	all members of our Board and current executive officers as a group.
The table is based on information that we received from these individuals and information disclosed in filings made with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options or other equity awards that are exercisable as of June 22, 2020, or will be exercisable within 60 days of that date, are considered outstanding and beneficially owned by the person holding the awards for the purpose of computing the total and percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
To our knowledge, none of our directors or executive officers has pledged as security any of the shares that they beneficially own. Unless otherwise noted, each of the stockholders listed below has sole voting and investment power (or under marital property laws, shares these powers with his spouse) with respect to the shares shown in the table below. Unless otherwise noted, the business address of each stockholder is c/o Intrepid Potash, Inc., 1001 17th Street, Suite 1050, Denver, Colorado 80202.
Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of Shares Outstanding Beneficially Owned(1)
Stockholders Beneficially Owning More Than 5%
Robert P. Jornayvaz III	21,836,922(2)	16.3%
Clearway Capital Management Ltd	17,119,822(3)	12.9%
Hugh E. Harvey, Jr.	12,097,846(4)	9.1%
FMR LLC	8,712,489(5)	6.6%
BlackRock, Inc.	7,406,937(6)	5.6%
Dimensional Fund Advisors LP	7,397,235(7)	5.6%
Current Directors and Executives (in addition to Messrs. Jornayvaz and Harvey, whose information is presented above)
Terry Considine	308,811(8)	< 1%
Chris A. Elliott	309,837(9)	< 1%
Barth E. Whitham	327,672(10)	< 1%
Mary E. McBride	81,730(11)	< 1%
Robert E. Baldridge	184,558(12)	< 1%
Mark A. McDonald	92,739(13)	< 1%
Matthew D. Preston	51,195(14)	< 1%
Erica K. Wyatt	132,625(15)	< 1%
Current directors and executives, as a group (12 persons)	35,425,935	26.4%
Former Executives
Margaret E. McCandless	236,446(16)	< 1%
Joseph G. Montoya	13,698(17)	< 1%
(1)
The percentage ownership for each stockholder on June 22, 2020, was calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) the number of shares of our common stock outstanding on June 22, 2020 (132,951,858), plus any shares the stockholder has the right to acquire as of June 22, 2020, or within 60 days of that date, through the exercise of stock options or other equity awards.

(2)
Represents (a) 17,209,236 shares held by Intrepid Production Corporation (“IPC”), of which Robert P. Jornayvaz III is the sole owner, that are or may be deemed to be beneficially owned by Mr. Jornayvaz because of his position as the sole stockholder, sole director, and President of IPC, (b) 1,140,156 unrestricted shares, (c) 2,095,555 shares of restricted stock, and (d) 1,391,975 shares subject to stock options that are exercisable as of June 22, 2020, or within 60 days of that date.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2020. The principal business office of Clearway Capital Management Ltd. is Winterbotham Place, Marlborough & Queen Streets, P.O. Box N-3026 Nassau, The Bahamas.

(4)
Represents (a) 11,771,383 shares held by HOPCO that are or may be deemed to be beneficially owned by Hugh E. Harvey, Jr. because of his position as the sole stockholder, sole director, and President of HOPCO, (b) 231,972 unrestricted shares, (c) 81,730 shares of restricted stock, and (d) 12,761 shares subject to stock options that are exercisable as of June 22, 2020, or within 60 days of that date.

(5)	Based solely on a Schedule 13G filed with the SEC on February 7, 2020. The principal business office of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(6)	Based solely on a Schedule 13G/A filed with the SEC on February 5, 2020. The principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(7)	Based solely on a Schedule 13G/A filed with the SEC on February 12, 2020. The principal business office of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Austin, Texas 78746.
(8)
Represents (a) 83,521 unrestricted shares, (b) 81,730 shares of restricted stock, and (c) 4,840 and 138,720 shares indirectly owned through CIC Profit Sharing Plan and Carbondale Corporation Retirement Plan, respectively, each of which is a qualified retirement plan. Mr. Considine has shared voting and dispositive power over the shares held by the Carbondale Corporation Retirement Plan.

(9)	Represents (a) 228,107 unrestricted shares and (b) 81,730 shares of restricted stock.
(10)	Represents (a) 245,942 unrestricted shares and (b) 81,730 shares of restricted stock.
(11)	Represents 81,730 shares of restricted stock.
(12)
Represents (a) 109,456 unrestricted shares, (b) 50,695 shares of restricted stock, and (c) 24,407 shares subject to stock options that are exercisable as of June 22, 2020, or within 60 days of that date.

(13)
Represents (a) 53,222 unrestricted shares, (b) 27,770 shares of restricted stock, and (c) 11,747 shares subject to stock options that are exercisable as of June 22, 2020, or within 60 days of that date.

(14)
Represents (a) 23,817 unrestricted shares, (b) 20,590 shares of restricted stock, and (c) 6,788 shares subject to stock options that are exercisable as of June 22, 2020, or within 60 days of that date.

(15)
Represents (a) 79,736 unrestricted shares, (b) 28,791 shares of restricted stock, and (c) 24,098 shares subject to stock options that are exercisable as of June 22, 2020, or within 60 days of that date.

(16)	Represents (a) 109,938 unrestricted shares, and (b) 126,508 shares subject to stock options that are exercisable as of June 22, 2020.
(17)	Represents shares subject to stock options that are exercisable as of June 22, 2020.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and other documents referenced herein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this proxy statement and the documents referenced herein and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections titled “Certain Risks and Potential Disadvantages Associated with Reverse Stock Split” and “Reasons for the Authorized Shares Reduction; Certain Risks” in this proxy statement.
This proxy statement also contains statements that are based on the Board’s and management’s current expectations and beliefs, including statements about the actions to be taken by the Board in response to the stockholder vote, the manner in which the Reverse Stock Split and Authorized Shares Reduction will be effected, the timing of the Reverse Stock Split and Authorized Shares Reduction, and the expected effects of the Reverse Stock Split and Authorized Shares Reduction.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur or may not occur within the anticipated time frame and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
HOUSEHOLDING
We have adopted a practice called “householding.” This practice allows us to deliver only one copy of certain of our stockholder communications (such as the notice of special meeting and our proxy materials) to stockholders who have the same address and last name and who do not participate in email delivery of these materials, unless one or more of these stockholders notifies us that he or she would like to receive an individual copy of these notices or materials. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Special Meeting or for any future meetings or stockholder communications, please send your written request to Intrepid Potash, Inc., 1001 17th Street, Suite 1050, Denver, Colorado 80202, Attention: Secretary, or call us at (303) 296-3006. Upon written or oral request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2021 proxy statement pursuant to SEC Rule 14a-8 must submit the proposal so that it is received by us no later than December 8, 2020, unless the date of our 2021 Annual Meeting of Stockholders is more than 30 days before or after May 19, 2021, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, Intrepid Potash, Inc., 1001 17th Street, Suite 1050, Denver, Colorado 80202.
For stockholder proposals submitted outside of the SEC proposal rules, our Bylaws require that advance written notice in proper form of stockholder proposals for matters to be brought before an annual meeting be received by our Secretary not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding Special Meeting. Accordingly, notice of stockholder proposals for the 2021 Annual Meeting of Stockholders must be received by us between January 19, 2021 and February 18, 2021. If the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or 70 days after May 19, 2021, we must receive the proposal or nomination no earlier than the 120th day before the Annual Meeting date and no later than the 90th day before the Annual Meeting date, or the 10th day following the day on which public disclosure of the date of the 2021 Annual Meeting of Stockholders is made.
WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to incorporate by reference into this proxy statement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and information that we file later with the SEC will automatically update and supersede information contained in this proxy statement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed”):
•
our annual report on Form 10-K for year ended December 31, 2019, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders filed on April 7, 2020;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2020; and
•
our current reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on February 25, 2020, April 23, 2020, April 23, 2020, April 24, 2020, May 22, 2020 and May 29, 2020.

ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS
At your request, we will provide you with a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, without charge. You should send your written requests to Secretary, Intrepid Potash, Inc., 1001 17th Street, Suite 1050, Denver, Colorado 80202. The exhibits to the annual report are available upon payment of charges that approximate our cost of reproduction.
You can also obtain copies of the annual report and exhibits, as well as other filings that we make with the SEC, on our website at investors.intrepidpotash.com or on the SEC’s website at sec.gov.

OTHER MATTERS
The Board does not know of any other matters to be brought before the Special Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Special Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
By Order of the Board of Directors,

Kyle R. Smith
Vice President, General Counsel and Secretary
June 30, 2020

APPENDIX A:
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
INTREPID POTASH, INC.
Intrepid Potash, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:
1.
The name of the corporation is Intrepid Potash, Inc. The corporation was incorporated under the name Intrepid Potash, Inc. and the original Certificate of Incorporation was filed with the Delaware Secretary of State on November 19, 2007, as amended by a Restated Certificate of Incorporation filed with the Secretary of the State of Delaware on April 21, 2008 and a Certificate of Amendment filed with the Secretary of the State of Delaware on May 25, 2016 (as amended, the “Certificate of Amendment”).

2.
This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the corporation.

3.	This Certificate of Amendment hereby amends the Certificate of Incorporation by amending and restating Section 4.01 in its entirety to read as follows:
“Section 4.01 Total Authorized Shares: The total number of shares of capital stock that the Corporation shall have authority to issue shall consist of (i) a number of shares of common stock, par value $0.001 (the “Common Stock”), equal to [80,000,000/40,000,000/26,666,667]1, and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as, and shall be combined and changed into, a smaller number of shares such that each three (3) to fifteen (15) shares of issued Common Stock immediately prior to the Effective Time shall be reclassified into, and shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and changed into and become, one (1) validly issued, fully-paid and nonassessable share of Common Stock without increasing or decreasing the par value of each share of Common Stock, the exact reverse split ratio within such three-to-fifteen range to be determined by the Board of Directors of the Corporation and publicly announced by the Corporation prior to the Effective Time (the “Reverse Stock Split”). Notwithstanding the foregoing, no fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon receipt after the Effective Time by the Corporation’s transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Stock Split Common Stock otherwise issuable to such holder), shall be entitled to receive cash (without interest) for such holder’s fractional share in an amount equal to the respective pro rata share of the proceeds attributable to the sale of such fractional interest following the aggregation and sale by the Company’s transfer agent of all fractional shares otherwise issuable at the then-prevailing prices on the open market. From and after the Effective Time, certificates representing Common Stock outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, represent the number of whole shares of post-Reverse Stock Split Common Stock into which the shares of pre-Reverse Stock Split Common Stock shall have been reclassified (as well as the right to receive cash in
1
Assuming the Reverse Stock Split proposal and each of the Authorized Shares Reduction proposals are approved by the required stockholder vote and the Board elects to effect a Reverse Stock Split, the number of shares of the Company’s total authorized common stock would be reduced correspondingly, to either 80,000,000 (at a ratio 1:5), 40,000,000 (at a ratio of 1:10), or 26,666,667 (at a ratio of 1:15), whichever such number is closest to the ratio used in effecting the Reverse Stock Split as determined by the Board and which maintains as nearly as practicable the current proportion of the number of authorized shares of Common Stock relative to the number of issued shares of Common Stock.

lieu of any fractional shares of post-Reverse Stock Split Common Stock) pursuant to the foregoing provisions; provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Stock Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Stock Split Common Stock into which the shares of pre-Reverse Stock Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Stock Split, as well as any cash in lieu of fractional shares of post-Reverse Stock Split Common Stock to which such holder may be entitled as set forth above; provided further, that any dividends or other distributions that may be declared after the Effective Time with respect to the number of post-Reverse Stock Split shares of Common Stock represented by that certificate will be withheld by the Corporation until that certificate has been properly presented for exchange, at which time all such withheld dividends that have not yet been paid to a public official pursuant to relevant abandoned property or escheat laws will be paid to the holder thereof or the holder’s designee, without interest. The Reverse Stock Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Stock Split Common Stock resulting from the Reverse Stock Split and held by a single record holder shall be aggregated.”
4.	Except as herein amended, the Certificate of Incorporation of the Corporation shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this ______ day of __________, 2020.
INTREPID POTASH, INC.

Name:
Title:

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 27, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IPI2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 27, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D19416-S04020

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTREPID POTASH, INC.

NOTE: To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting using the virtual meeting website.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on July 28, 2020:
The Notice of Special Meeting and Proxy Statement is available at www.proxyvote.com.

D19417-S04020

INTREPID POTASH, INC.
Special Meeting of Stockholders
July 28, 2020 10:00 AM (MDT)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Erica K. Wyatt and Matthew D. Preston or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INTREPID POTASH, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., Mountain Time located via live webcast at www.virtualshareholdermeeting.com/IPI2020SM and any adjournment or postponement thereof and upon such other matters as may properly come before the meeting, hereby revoking any proxy heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Continued and to be signed on reverse side